EXHIBIT 10.13

January 12, 2004

Chicago West Pullman LLC

425 Walnut Street

Cincinnati, Ohio 45202

Dear Sir or Madam:

         Reference is hereby made to the purchase of Games.com and various assets and license agreement from Atari, Inc. by the undersigned, which was effective December 31, 2003 and consummated on or about January 9, 2004 (the "Transaction"). The undersigned acknowledges that, at its request, Chicago West Pullman LLC. ("CWP") assisted the undersigned during the Transaction to successfully complete the Transaction.

         The undersigned hereby agrees to pay a total one-time fee of two hundred thousand dollars $200,000 to CWP in consideration for CWP's services rendered to the undersigned in connection with the Transaction as described above, which payment will be made in the form of 400,000 shares of Games, Inc.’s common stock in accordance with CWP's instructions.

Yours very truly

Games, Inc.

By: /s/ Myles S. Cairns

Name: Myles S. Cairns

Title:  Executive Vice President

          and Chief Financial Officer